 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Alopexx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3959763
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

186 Alewife Brook Pkwy #1086
Cambridge, Mass	02138
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered
Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-263328.

Securities to be registered pursuant to Section 12(g) of the Act: NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Alopexx, Inc., a Delaware corporation (the "Registrant"), incorporates by reference the description of its Common Stock, $0.0001 par value per share (the "Common Stock"), set forth under the caption "Description of Capital Stock" in the Registrant's prospectus forming part of its Registration Statement on Form S-1 (File No. 333-263328) (as amended from time to time, the "Registration Statement"), filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended ("Securities Act"). All of the above-referenced descriptions included in any prospectus relating to the Registration Statement to be filed separately by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Pursuant to the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Alopexx, Inc.

Date: October 6, 2022	By:	/s/ Daniel Vlock
Daniel Vlock
Chief Executive Officer